UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  February 11, 2004


                             INFOWAVE SOFTWARE, INC.
          -------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                     CANADA
          -------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



       000-29944                                           98-0183915
----------------------------                   ---------------------------------
  (Commission File Number)                     (IRS Employer Identification No.)


  Suite 200 - 4664 Lougheed Highway
     Burnaby, British Columbia,
               Canada                                       V5C 5T5
----------------------------------------         -------------------------------
(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code  (604) 473-3600


                                      N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 12. Results of Operation and Financial Condition

Infowave Releases Fourth Quarter and Fiscal 2003 Year-End Financial Results


Vancouver, British Columbia, Canada - February 11, 2004 - Infowave Software (TSE: IW), a provider of wireless software for mobile professionals, corporations and network operators, today released financial results for the fourth quarter and year ended December 31, 2003. (All financial information is expressed in U.S. dollars and Canadian GAAP). Financial results do not include Telispark revenues for 2003.

Total revenues for the fourth quarter were $326,172 compared to $381,395 in the third quarter of 2003 and $301,388 in the fourth quarter of 2002. The company posted gross margins of 88% for the current quarter. Total expenses for the fourth quarter were $2,631,174 as compared to $1,999,703 in the third quarter of 2003 and $1,297,743 in the fourth quarter of 2002. Operating expenses (excluding amortization and depreciation, and restructuring charges) were $1,649,945 for the fourth quarter 2003, compared with $1,688,890 in the third quarter of 2003 and $1,132,134 in the fourth quarter of 2002. Net loss for the fourth quarter 2003 was $2,376,553 or $0.02 per share, compared to $1,505,648 or $0.01 per share in the third quarter of 2003 and $1,035,918 or $0.02 per share in the fourth quarter of 2002. Cash, cash equivalents and short-term investments were approximately $5.1 million at the end of the quarter.

Infowave reports 2003 annual revenues of $1,624,820, a decrease of 11% from $1,821,041 in fiscal 2002. Total expenses for the year were $7,222,631, a decrease of 35% over $11,176,127 in 2002. The Company did charge $614,578 in restructuring costs to operating expenses during the year compared to the $1,415,380 charged to operating expenses for 2002. Total operating expenses for 2003 (excluding amortization and depreciation, and restructuring charges) were $5,722,307, a decrease of 32% over $8,377,072 in 2002. Net loss for the year was $5,757,631, which was a decrease of 41% compared to $9,716,065 for 2002.

"Infowave continues to strengthen its competitive position in the enterprise mobile application market through renewed leadership, customer traction and the acquisition of market-leading technology," said Jerry Meerkatz, CEO and President, Infowave. "I am excited that the recent acquisition of Telispark, the market leader in the enterprise mobile application market, and the receipt of CDN$7.3M in funding from Technology Partnerships Canada will enable Infowave to strengthen its competitive advantage and broaden Infowave's product line to penetrate and expand its footprint in key verticals like Energy and High Technology."


Fourth Quarter Highlights:

     o    Infowave  Appoints New CEO,  Jerry  Meerkatz
          Infowave announced the appointment of Jerry Meerkatz as the company's Chief Executive Officer. Mr. Meerkatz brings over twenty four years of senior executive management experience in the IT industry, most recently as the former Vice President and General Manager of Enterprise Mobility Solutions for Hewlett Packard ("HP"). While at Compaq Computer Corporation and HP, Mr. Meerkatz spear-headed their Mobile Enterprise Solutions initiatives globally in vertical and horizontal markets. For fourteen years Mr. Meerkatz served at Compaq and remained with the company after the merger with HP in 2002. He is credited with heading the creation of the iPAQ sub-brand and bringing the original iPAQ commercial desktop and iPAQ PDA products to market. He also formed Compaq's Global Mobile/Wireless Solutions Strategy
          Group where he structured the Global Compaq Wireless Internet Development office focusing on business modeling, solutions development, wireless solutions centers and global market messaging. Prior to Compaq/HP, Mr. Meerkatz served for ten years at ITT
          Courier/Servcom, where he held several senior management and engineering positions.

     o    Acquisition of Telispark
          Infowave announced its acquisition of market-leading enterprise mobile application (EMA) provider Telispark on January 8, 2004. Telispark provides mobile applications that help large organizations service and manage complex equipment and inventory. Telispark has deployed field service, asset management and inventory management applications for large enterprises including Shell Oil, the U.S. Navy, and Hydro One. Combined, Infowave's and Telispark's complementary products will enable the delivery of the industry's most complete, robust mobile solution suite available to the marketplace today. Infowave also gains very valuable and strategic partnerships with the leading asset management and service management software providers, Indus
          International and MRO Software. These companies have demonstrated traction in Infowave's key vertical targets including the Oil and Gas and Utilities markets. Telispark's flagship product Telispark Mobile Enterprise will become a key offering of Infowave, and will retain the Telispark brand. Pursuant to the terms of the agreement, Deloitte Consulting LP, the largest shareholder of Telispark, will hold approximately 19%, but no more than 19.9%, of the issued and outstanding Infowave common shares upon completion of Infowave's acquisition of the Telispark shares. The acquisition of Telispark is part of a renewed corporate focus on Infowave's traditional enterprise customer base.

     o    Acquisition of Technology Assets of Sproqit
          Infowave closed its acquisition of the intellectual property assets of Sproqit(TM) Technologies, Inc. ("Sproqit"), a wireless software company based in Kirkland, Washington, USA. Under the terms of the agreement, Sproqit has a one year option to repurchase its intellectual property from Infowave for cash consideration equal to the purchase price plus a 20% premium. Infowave will retain preferential licensing rights to the Sproqit intellectual property, in the event that the purchase option is exercised. Sproqit offers a mobile application platform that enables users to obtain email and other data via wireless hand held personal digital assistants ("PDA's") and smartphone devices powered by a variety of mobile operating systems. The Sproqit framework allows developers to simply build dynamic software applications in a fraction of the time it would take to build the product from scratch. Applications can be developed for mobile operating systems such as Microsoft, Palm and Symbian.

     o Infowave Announces CDN$7.3 Million in Funding from Technology Partnerships Canada
          Infowave announced that it has received a CDN$7.3 million investment from Technology Partnerships Canada (TPC) to support innovative research and development in wireless networking. This investment is part of a CDN$26.5 million project by Infowave to develop a software platform for secure wireless networking through mobile devices. This investment will allow Infowave to accelerate its research and development program to create a leading-edge mobility platform and applications extending the technology base developed by the company over the past 10 years. Infowave's technology will allow users to collaborate and interact with a wide range of information systems using devices ranging from laptops to mobile phones. It will provide a more secure and reliable connection to internal networks while improving flexibility for users and network administrators alike.

     o    US$3  Million   Convertible   Line  of  Credit   received  from  Major
          Shareholder
          Infowave announced on January 8, 2004 that it has arranged a US$3.0 million line of credit facility. Infowave has entered into a line of credit agreement with Gerald Trooien under which Mr. Trooien has agreed to provide a standby line of credit of US$3.0 million until December 31, 2005 to Infowave. The credit facility has been arranged to give Infowave access to additional working capital to carry out its current objectives.

     o    New Products Announced in the Quarter
          During the quarter, Infowave announced Global Support for the Broadest Range of Wireless Handheld Devices with new version of wireless email software also supports email attachments for most popular mobile platforms. Infowave Software's new version of Symmetry Pro supports four new mobile device platforms, making it the only product with the broadest and deepest device support in the wireless email category. Support for Windows Mobile Smartphone 2003, Pocket PC 2003, Symbian Series 60 and Symbian 7.0 UIQ devices have all been added to this category-leading application. Infowave Symmetry Pro 2.5 is a robust wireless email solution for mobile users seeking instant wireless email delivery, allowing mobile professionals to remain in touch. The solution works with Microsoft Exchange on virtually any wireless network and mobile device powered by Pocket PC, Windows Mobile Smartphone, Palm and Symbian mobile platforms. Infowave also announced support for Microsoft Exchange email for Microsoft 2003 Pocket PC and Smartphone operating systems.

     o Infowave Files Answer and Counterclaim against Visto Corporation Infowave filed a full answer and counterclaim to a claim previously brought by Visto Corporation, a private company based in California. Infowave has made a counterclaim against Visto for, among other things, a declaratory judgment of non-infringement and invalidity of a Visto patent. Visto has filed a claim in Texas alleging that, among other things, Infowave is violating a patent which "relates to the system and method for synchronizing email. " Infowave intends to continue to vigorously defend this matter, has retained Texas counsel and believes that the claim is without merit.

Conference Call
Infowave will hold a conference call to discuss these results at 5:00 PM Eastern N.A. today. Jerry Meerkatz, Infowave's Chief Executive Officer, George Reznik, Infowave's Chief Financial Officer, and Tod Weber, Infowave's Vice President of Worldwide Sales will participate in the call. Analysts, media and investors are invited to join the conference call by dialing 800-814-4857 or 416-640-4127 (local Toronto). A replay will be available until February 25th by dialing either 877-289-8525 or 416-640-1917 (local Toronto) and entering pass code 21035479#. The call will also be accessible live over the internet at www.infowave.com/ir. We suggest you access the call 10-15 minutes prior to the start time. A replay of the conference call will be available for 120 days from the same Web site.

About Infowave Software
Infowave (TSX) provides enterprises with scalable and robust mobile solutions for improving operational efficiency and increasing the productivity of mobile workers. Infowave's configurable enterprise mobile application (EMA) suite, Telispark Mobile Enterprise, is designed to streamline and integrate business operations required by mobile workers. Infowave mobile solutions are sold directly and indirectly through telecommunications carriers, independent software vendors and systems integrator partners. Some of the world's most innovative organizations, including Hydro One, Shell Oil, Unilever and the U.S. Navy use Infowave solutions to increase the efficiency of their large mobile workforces. For more information, please email info@infowave.com or visit www.infowave.com.

Forward-Looking Statement
Statements made herein and in today's conference call may contain forward-looking information about management's expectations, new strategic objectives, business prospects, revenue growth opportunities, anticipated financial performance and other similar matters. A variety of factors, many of which are beyond the Company's control, affect the operations, performance and business strategy and results of the Company and could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors include, but are not limited to, the sufficiency of the Company's restructuring activities and strategic initiatives, including the potential for higher actual costs incurred in restructuring actions and strategic initiatives compared to the estimated costs of such actions or initiatives; the ability to retain and recruit qualified employees; the ability to manage business in light of recent management changes and personnel reductions. Other potential risk factors are described in the Company's 2002 annual report on Form 10-K, in addition to reports on Form 8-K and Form 10-Q, which are available at the SEC's Web site at www.sec.gov.
Forward-looking statements are based on management's beliefs, opinions and projections on the date the statements are made. The Company undertakes no obligation to update forward-looking statements if circumstances or management's beliefs, opinions or projections should change.

Contact:
George Reznik
Chief Financial Officer
604.473.3604
greznik@infowave.com

Leah Gabriel
Director of Marketing
703-247-0553
lgabriel@infowave.com

INFOWAVE SOFTWARE, INC
Consolidated Balance Sheets Years ended December 31, 2003 and 2002 (Expressed in U.S. dollars)

                                                                         2003                2002

Assets
Current Assets:
      Cash and cash equivalents                                      $ 4,911,605         $ 2,755,929
      Short term investments                                             227,393             355,614
      Accounts receivable                                                331,202             394,712
      TPC receivable                                                     798,038                   -
      Inventory                                                                -                 951
      Prepaid expenses and deposits                                      334,534             135,402
                                                                     -----------         -----------
                                                                       6,602,772           3,642,608

Fixed assets                                                             526,330             490,783
Other assets                                                           2,806,247              25,366
                                                                     -----------         -----------
                                                                     $ 9,935,349          $4,158,757

Liabilities and Shareholders' Equity
Current liabilities:
      Accounts payable and accrued liabilities                       $ 1,333,064           $ 463,096
      Deferred revenue                                                   284,800             364,847
                                                                     -----------         -----------
                                                                       1,617,864             827,943

      Long Term Liabilities(1)                                           218,292                   -

Shareholders' equity
      Share capital
      Authorized: 200,000,000 voting common shares
      without par value
      Issued: 148,369,989 (2002: 66,439,578)                          66,237,726          56,539,360
      Additional paid in capital                                          15,941              15,941
      Other equity instruments                                         1,613,096           1,613,096
      Deficit                                                       (60,099,773)        (54,342,142)
      Cumulative translation account                                     332,203           (495,441)
      3,330,814                                                        8,099,193           3,330,814
                                                                     -----------         -----------
                                                                     $ 9,935,349         $ 4,158,757

(1) Attributable to total CDN$2.0 million warrants to be issued in 2005 to Technology Partnership Canada (related to the funding).

INFOWAVE SOFTWARE, INC.
Consolidated  Statements of Operations and Deficit  (expressed in U.S.  dollars)

                                                      Three months ended                       Twelve months ended
                                                      Dec 31, 2003         Dec 31, 2002        Dec 31, 2003           Dec 31, 2002
                                                      (unaudited)          (unaudited)

Sales                                                 $ 326,172            $ 301,388           $1,624,820             $ 1,821,041
Cost of goods sold                                       39,475               38,544              199,704                 408,654
                                                      ---------            ---------           ----------             -----------
                                                        286,697              262,844            1,425,116              $1,412,387

Expenses:
Research and development                                753,029              357,036            2,332,560               2,505,329
Sales and marketing                                     648,099              453,498            2,013,556               3,855,068
Administration                                          701,509              321,600            1,828,883               2,016,675
Less:  Technology Partnership Funding                 (452,692)                    -            (452,692)                       -

Investment (1)
Restructuring                                           614,578                    -              614,578               1,415,380
Depreciation and amortization                           366,651              165,609              885,746               1,383,675
                                                      ---------            ---------           ----------             -----------
                                                      2,631,174            1,297,743            7,222,631              11,176,127

Loss from operations                                  2,344,477            1,034,899            5,797,515               9,763,740

Other expenses (income)
Interest and other earnings                            (21,373)             (11,113)             (75,189)                (62,231)
Interest and financing costs                                  -                    -                                            -
Foreign exchange                                         53,449               12,132               35,305                  14,556
Net loss for the period                               2,376,553            1,035,918            5,757,631               9,716,065

Deficit, beginning of period                         57,723,220           53,306,224           54,342,142              44,626,077

Deficit, end of period                             $ 60,099,773         $ 54,342,142         $ 60,099,773            $ 54,342,142

Net loss per share                                       $ 0.02               $ 0.02               $ 0.05                  $ 0.18

Weighted average number of shares                   147,170,670           59,789,059          104,913,864              52,877,973
outstanding

(1) Amount recorded is equal to total claims made in the quarter of $784,697 less service fees of $113,713 paid to a consultant in securing the funding and amortization of warrants of $218,292 (attributable to the funding).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INFOWAVE SOFTWARE, INC.



Date: March 16, 2004                    By: /s/ George Reznik
                                            ------------------------------------
                                            George Reznik, Chief Financial
                                            Officer